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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 1999
REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        WESTGATE ACQUISITIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                       6799               87-0639379
(State or other jurisdiction      (Primary Standard      (I.R.S.employer
of incorporation or organization) Classification Code    identification
                                       Number)                number)

                        WESTGATE ACQUISITIONS CORPORATION
                                56 West 400 South
                                    Suite 220
                           Salt Lake City, Utah 84101
                                 (801) 322-3401
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              HARRY WINDERMAN, ESQ.
                                 GENERAL COUNSEL
                        WESTGATE ACQUISITIONS CORPORATION
                         2295 CORPORATE BOULEVARD, N.W.
                                    SUITE 140
                            BOCA RATON, FLORIDA 33431
                                 (561) 241-0332
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At a time or times as may be determined by the selling stockholders after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

Title of Each      Amount to be     Proposed        Proposed       Amount of
Class of           registered       Maximum         Maximum        Regis-
Securities                          Aggregate       Aggregate      tration
To be                               Offering        Offering       Fee
Registered                          Price           Price
                                    Per Share
----------------   -------------    -----------   --------------   ---------
Common Stock,
$.0001 par value    1,500,000(1)    $0.10(1)(2)   $150,000.00(1)     $41.70

-------------
Total  $41.70
-------------

1. Represents 1,500,000 shares of common stock issued to the original owners of shares of the Company.

2. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Exchange Act of 1933, as amended, based on $0.10, the estimate of the per share sales prices of the common stock on the Nasdaq Over-the-Counter Market upon registration and sale of the stock.

The Registrant amends this registration statement on a date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PROSPECTUS
                                1,500,000 SHARES
                        WESTGATE ACQUISITIONS CORPORATION
                                  COMMON STOCK


The  selling   stockholders  listed  on page 30 are offering 1,500,000 shares of the  common  stock  through  this  prospectus.

Our shares do not currently trade but we anticipate trading on the electronic bulletin board shortly after the effective date of this registration statement. The price per share of common stock on the electronic bulletin board is anticipated to be $0.10.

AN INVESTMENT IN THE SECURITIES OFFERED INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY YOU IF YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. IF ANYONE MAKES ANY OTHER REPRESENTATION IT IS A CRIMINAL OFFENSE.

                 The date of this prospectus is [November 29, 1999].

                                TABLE OF CONTENTS

                                                               Submission Page

Prospectus  Summary                                                          5
Selected  Financial  Data                                                    5
Risk  Factors                                                                6
Use  of  Proceeds                                                           11
Dividend  Policy                                                            12
Management's Discussion and Analysis of Financial Condition and
     Results of Operations                                                  12
Business                                                                    12
Management                                                                  16
Security  Ownership  of  Certain  Beneficial  Owners and  Management        17
Description  of  Capital  stock                                             18
Certain  Transactions                                                       19
Legal  Matters                                                              22
Experts                                                                     22


INDEX  TO  FINANCIAL  STATEMENTS

Independent  Auditor's  Report
Financial Statements as  of  September 30, 1999
Notes  to  Financial  Statement

                         WESTGATE ACQUISITIONS CORPORATION
                                1,500,000 shares
                                       of
                                  common stock

PROSPECTUS
Summary

THIS IS ONLY A SUMMARY OF THE INFORMATION THAT IS IMPORTANT TO YOU AND YOU SHOULD READ THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                    About Us

     Westgate Acquisitions Corporation, a Nevada corporation, intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition.

                                  Our Business

     Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature.

                                   Our Offices

Our executive offices are located at 56 West 400 South, Suite 220, Salt Lake City, Utah 84101. Our telephone number is (801) 322-3401.

                               About The Offering

Common  Stock  Offered  by the selling stockholders          1,500,000  shares

Common  Stock  Outstanding                                   1,500,000  shares

Common  Stock  to be Outstanding after the Offering          1,500,000  shares

Use of Proceeds - We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Proposed  Bulletin  Board  Symbol                     WGCC

Risk Factors - An investment in the shares involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus.

                             Summary Financial Data
                         (Dollar amounts and share data)

                                                               1999
Revenue                                                        $    0.00

BALANCE  SHEET  DATA

Working  Capital                                               $    0.00
Total  Assets                                                  $  500.00
Total  Liabilities                                             $    0.00
Stockholders'  Equity                                          $  500.00


                                  Risk Factors

     An investment in the shares discussed in this prospectus involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before making an investment decision.

We  Are  a  New  Company  With  No  Operating  History.

     We can not be sure that we will ever have profitability or positive cash flow at any time. We have no operating history.

We  Do  Not  Have  Sources  for  Working  Capital  if  Needed.

     The timing and amount of capital requirements are not entirely within our control and cannot accurately be predicted. If capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we can not be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt. The proposed business activities described herein classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities or undertake any offering of our securities, either debt or equity, until such time as we have successfully implemented its business plan described herein.

We  Have  No  Operating  History  or  Revenue  or  Assets.

     We  have  had  no  operating  history  since  being formed in 1999, nor any revenues or earnings from operations. We have no assets nor financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a profitable business opportunity. We can give no assurance that we can identify such a business opportunity and consummate such a business combination.

Our Proposed Operations are Highly Speculative Because We Have No Acquisitions Currently Planned.

     The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

There is a Scarcity of and Competition for Business Opportunities and Combinations.

     We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

We have No Agreement for Business Combination or Other Transaction. We Have No Standards for Business Combination.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. We cannot give any assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation and cannot give any assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Our  Management  will  Retain  Control  But  Work  Part-time.

     While seeking a business combination, management anticipates devoting up to twenty hours per month to our business. None of our officers has entered into a written employment agreement with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations.

Our  Officers  and  Directors  May  Have  Conflicts  of  Interest.

     Our officers and directors will participate in business ventures which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transacts business. Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest.

Reporting  Requirements  May  Delay  or  Preclude  Acquisition.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

We  Will  Lack  Market  Research  and  Marketing  Organization.

     We have neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by us. Moreover, we do not have, and do not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by us, we cannot give any assurance that we will be successful in completing any such business combination.

We  Will  Lack  Diversification.

     Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities which we merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We  May  be  Subject  to  Regulation  as  a  Holding  Company.

     Although we will be subject to regulation under the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940, because we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations which result in holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

We  Will  Have  a  Probable  Change  in  Control  and  Management.

     A business combination involving the issuance of our Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Common Shares held by them, or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or more of our present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Reduction of Percentage Share Ownership Following a Business Combination Will Affect Voting Control.

     Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in our issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our voting control or management.

We  Will  Have  Disadvantages  as  a  Blank  Check  Company.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

Federal and State Tax Consequences Will be a Major Considerations in any Business Combination We May Undertake.

     Currently, business combinations may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot give any assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

The Requirement of Audited Financial Statements May Disqualify Business Opportunities.

     We believe that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

We will Depend on Key Personnel to Control Our Business and Our Business May Suffer if They are Not Retained

     We are not sure that we will be able to retain our employees or to identify or rehire additional people. The need for people is particularly important in light of the anticipated demands of future growth and the competition of the interactive gaming industry. Our inability to attract, hire or retain good people could have a bad effect on us. We are highly dependent on our key employees, including technical, sales, marketing, information systems, financial and executive personnel due to our new products and the new markets and new sales people we have recently hired. Therefore, our success depends upon our ability to train and retain these people and to identify, hire and retain additional people as the need arises. Competition for these people is substantial.

Our Charter Contains Certain Anti-Takeover Provisions Prevent Changes in Management.

     Certain provisions of our Certificate of Incorporation and Bylaws and of the Delaware General Corporation Law could delay or impede the removal of incumbent directors, make more difficult a merger, tender offer or proxy contest involving our company, and could discourage you or others from attempting to acquire control of our company, even if events would be beneficial to the interests of some or all of our stockholders. We currently have 20,000,000 shares of common stock authorized and only approximately 1,500,000 shares are currently outstanding. We will have the ability to issue substantially more shares than are currently outstanding, thereby changing the control of the current stockholders' voting power.

We  Have  No  Current  Market  For  Our  Stock.

     Prior to this offering, there has been no public market for the common stock trading on electronic bulletin board. We are not sure that a public trading market for the common stock will develop or continue after this offering, or that the public offering price will correspond to the price at which the common stock will trade subsequent to this offering. The stock market has experienced price and volume fluctuations that have particularly affected the stocks of technology companies, resulting in changes in the market prices of stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the common stock following this offering. In addition, the market price of the common stock following this offering may be highly volatile. Factors as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or its competitors, changing market conditions in the industry, changing government regulations, developments concerning our proprietary rights or litigation, many of which are beyond our control, may have a bad effect on the market price of the common stock.

Shares  Eligible  for  Future  Sale  Could  Depress  the  Price  of  Our  Shares

     Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that sales could occur, could make the market price of the common stock prevailing from time to time go down and could impair our future ability to raise capital through a sale of our stock. Upon completion of this registration, there will be 1,500,000 shares of common stock outstanding, 1,500,000 of which will be freely tradable without restriction.

We  Will  Not  Pay  a  Cash  Dividend  in  the  Near  Future.

     We have never declared or paid any cash dividends on its capital stock and do not anticipate paying cash dividends in the foreseeable future.

Control by Officers, Directors and Existing Shareholders Prevents Changes in Management.

     Currently, the directors as a group have the right to vote a majority of the outstanding shares of common stock. This small group will control the operations of our company and make it very hard to elect other management for us. As a result, the present officers, directors and shareholders will continue to control our operations, including the election of directors and, except as otherwise provided by law, other matters submitted to a vote of shareholders, including a merger, consolidation or other important matters.

We Provide Indemnification of Officers and Directors and It May be Difficult to Sue Them.

     The  Nevada   Statutes  permit   a  corporation   to  indemnify   persons
including officers and directors who are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, against all expenses including attorneys' fees actually and reasonably incurred by, or imposed upon, him in connection with the defense of action, suit or proceeding by reason of his being or having been a director or officer, except where he has been adjudged by a court of competent jurisdiction and after exhaustion of all appeals to be liable for gross negligence or willful misconduct in the performance of duty. Our Bylaws provide that we shall indemnify our officers and directors to the extent permitted by the Delaware law and thereby limit the actions that may be taken by you against the officers and directors.

We  Make  Estimates  of  Our  Future  In  Forward-Looking  Statements.

     The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 Use Of Proceeds

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

                           Price Range Of Common Stock

     Since our formation, our common stock has not traded on any public market. We do anticipate that our stock will trade on the electric bulletin board in the near future under the proposed trading symbol WGCC.

     As of September 30, 1999, there were approximately 30 Holders of record of our common stock.

                                 Dividend Policy

     We have never declared or paid any cash dividends on our stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The  Year  2000  Computer  Problem  May  Cause  a  Disruption  in  Our Computers

     We have fully investigated the application of any Year 2000 disruptions or complications in the operation of our business. However, to the extent that our business and the business of our customers depends on the use of electricity and telephone lines, we are unable to measure the uncertainties with these resources and do not have the resources to supply alternative supplies. In the event of a stoppage of either electrical service or telephone service, our business would completely stop and we would be forced to stop operating shortly after disruptions.

Inflation

     In our opinion, inflation has not had an effect on our results of operations.

                                  OUR BUSINESS

     Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict its search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     We have, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, we believe we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act") specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, none of whom is a professional business analyst. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, we will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     It is not anticipated that any outside consultants or advisors will be utilized by us to effectuate our business purposes described herein. However, if we do retain such an outside consultant or advisor, we will review such consultant or advisor's credentials as well as his or her experience and reputation in providing advice in implementing our business plan, which services will be limited to analysis of a prospective merger or acquisition candidate to assist management in evaluating a particular candidate and any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as we have no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     We will not restrict our search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer. However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as we have successfully consummated such a merger or acquisition.

     It is anticipated that we will incur nominal expenses in the implementation of its business plan described herein. Because we have no capital with which to pay these anticipated expenses, present stockholders will pay these charges with their personal funds, as interest free loans to us. These stockholders have agreed among themselves that the repayment of any loans made on our behalf will not impede, or be made conditional in any manner, to consummation of a proposed transaction.

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control of us. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in us. Any terms of sale of the shares presently held by our officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a "shell" company. Until such time as this occurs, we will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future, if such a market develops, of which there is no assurance. While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

     As part of our investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of us and other parties, the management of the opportunity and the relative negotiation strength of us and such other management.

     With respect to any merger or acquisition, negotiations with target company management is expected to focus on our percentage which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our pre-merger shareholders.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated herein above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. We are subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at our discretion. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.


                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

         Our directors and executive officers and their positions with us are set forth below.

NAME                         AGE                    POSITION
----                         ---                    --------
Geoffery Williams             29                    Chairman  of  the  Board
Edward Cowle                  43                    President, Chief Executive
                                                    Officer,  Principal
                                                    Financial  Officer  and
                                                    Director
David Miller                  45                    Director

GEOFFERY WILLIAMS has been President and Director of the Company since its Inception in 1999. He is Vice President of Williams Investment Company and has been employed by the firm since 1994. Mr. Williams, the son of founder Deworth Williams, has studied at several universities including the Sorbonne in Paris, France.

EDWARD COWLE, has been a major stockholder in Highland Capital Group and in that capacity has acted as a private investor in arranging numerous financial transactions for private and public companies from 1994 to the present. Beore his involvement with Highland Capital Group, Mr. Cowle was a Senior Vice President of Paine Webber, Inc. and held a Series 7 and 63 securities license from 1992 to 1994. Prior to Paine Webber, Mr. Cowle was employed by Bear Sterns & Co. and held the same licenses from 1991 to 1992. From 1983 to 1991, Mr. Cowle was self employed as a private investor who arranged financing for private and public companies. From 1980 to 1983, Mr. Cowle was employed as a stockbroker by V.A.S. Unified. Mr. Cowle is a graduate of Fairleigh Dickenson University.

DAVID A. MILLER, Director. Mr. Miller has owned and operated the family gift store in Murray, Idaho for approximately eight years. He has also been involved in the local mining, logging and building businesses in recent years.


EXECUTIVE  COMPENSATION

     None of the Officers or Directors will receive payment for services until after the completion of any business combination.

LONG-TERM  INCENTIVE  AND  PENSION  PLANS

         We do not have any long-term incentive or defined benefit pension plans.

OTHER

     No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

EMPLOYMENT  AGREEMENTS

     We  currently  have  no  employment  agreements  with any person or entity.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Charter and Bylaws provide that we shall indemnify all directors and officers to the full extent permitted by the Nevada Corporation Law. Under provisions, any director or officer who, in person's capacity as , is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines director or officer acted in good faith and in a manner director reasonably believed to be in or not opposed to our best interest. The Charter, Bylaws, and the Nevada Corporation Law further provide that indemnification is not exclusive of any other rights to which individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

     We have power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss incurred by person in any capacity or arising out of his status as , whether or not we would have the power to indemnify person against liability under Nevada law.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth, as of September 30, 1999, information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group. As of September 30, 1999, there were outstanding 1,500,000 shares of our common stock.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

     Unless  otherwise  indicated,   all  addresses  are at  our office  at 2295
Corporate  Boulevard,  Suite  140,  Boca  Raton,  Florida  33431.

Name  and  Address  of                      Amount  of
Beneficial  Owner                           Beneficial               Percent of
                                            Ownership                Class
---------------------------------------     -----------             ------------
Geoffery Williams                              600,000                  40.0%

Edward  Cowle                                  600,000                  40.0%

David Miller                                   284,000                  18.9%

All Officers and Directors as a Group        1,484,000                  98.9%
(3  persons)


                         DESCRIPTION OF CAPITAL STOCK

     We have an authorized capital of 20,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of Preferred stock, par value $0.00001 per share. As of September 30, 1999, 1,500,000 shares of common stock were outstanding, held of record by 30 persons.

Common  Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of common stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and nonassessable.

Registration  Rights

     Following this offering, no shareholders of our common stock will have rights to register those shares for sale to the public under the Securities Act of 1933, as amended (the "Securities Act").

CERTAIN  PROVISIONS  OF  OUR  CHARTER  AND  BYLAWS  AND  OF  NEVADA  LAW

General

     Our Charter and Bylaws contain provisions that could make difficult the acquisition of control of us by means of a tender offer, open market purchases, proxy fight or otherwise. These provisions may discourage types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure us outweigh the disadvantages of discouraging proposals because, among other things, negotiation of proposals could result in an improvement of their terms.

     Our Certificate of Incorporation and By-laws contain provisions which may deter, discourage, or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include an unusually large number of authorized shares of common stock (20,000,000). The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interest as the offer might include a premium over the market price of our capital stock at the time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of our business.

Limitations  on  Directors'  Liability

     The  Bylaws  contains  provisions  to:

- eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under the Nevada Corporation Law or for any transaction from which the director derived an improper personal benefit); and,

- indemnify its directors and officers to the fullest extent permitted by Nevada Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling  persons,  we  have  been  advised  that,  in  the  opinion  of  the
Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

                                 Transfer Agent

     The  Transfer  Agent  and  Registrar  for  the  common stock is  Interstate
Stock  Transfer  &  Trust  Company,  Salt  Lake  City,  Utah.

Selling Stockholders

     The selling stockholders either received their stock as part of the Original capital contribution or as consideration for services performed for us.

     The  following  table  contains:
     - the number of shares of common stock beneficially owned by the selling stockholders as of September 30, 1999;
     - the number of shares of common stock to be offered for resale by the selling stockholders; and,
     - the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after completion of the offering.

                               No. of Shares of
                               Common  Stock
                               Beneficially  Owned      Percentage  of  Shares
Name                           and  Offered              beneficially  owned
--------------------------    --------------------    --------------------------
Geoffery Williams                     600,000                    40%
Edward  Cowle                         600,000                    40%
David Miller                          284,000                    18.9%
Behan, Tom                                400*
Benson, Brett                             400*
Dansby, Robert                            400*
Dell, Jill                                400*
Dempsey, Bob                              400*
Griffin, Don                              400*
Juliano, Jo                               400*
Juliano, John S.                          400*
Kelly, Rose Mary                          400*
Mancini, Robyn                            400*
Miller, Dale                              400*
Miller, David                             400*
Miller, Jean                              400*
Ott, Bernadette                           400*
Patterson, Janis                          400*
Price, John                               400*
Ruzicka, Andrea                           400*
Ruzicka, Jim                              400*
Smith, Rocky                              400*
Snow, Jeannnie                            400*
Snow, Michelle                            400*
Snow, Ron                                 400*
Walker, Tom                               400*
Walter, Sharon                            400*
Wells, Pete                               400*
Wheeler, Haley                            400*
Wheeler, Scott                            400*
Wheeler, Tonya                            400*
Wilkins, Laura                            400*
Wilkins, Sandra                           400*
Williams, Dave                            400*
Williams, Nate                            400*
Winderman, Harry                        3,000*

*  Less than 1%

     We can not be sure that the selling stockholders will opt to sell any of the shares of common stock offered. To the extent required the specific shares of common stock beneficially owned by selling stockholders the public offering price of the shares to be sold the names of any agent, dealer or underwriter employed by selling stockholders
in  connection  with  any  sale
    any applicable commission or discount with respect to each offer will be set forth  in  an  accompanying  prospectus  supplement.

THE SHARES COVERED BY THIS PROSPECTUS MAY BE SOLD FROM TIME TO TIME SO LONG AS THIS PROSPECTUS REMAINS IN EFFECT; PROVIDED, HOWEVER, THAT THE SELLING STOCKHOLDERS ARE FIRST REQUIRED TO CONTACT OUR CORPORATE SECRETARY TO CONFIRM THAT THIS PROSPECTUS IS IN EFFECT. THE SELLING STOCKHOLDERS EXPECT TO SELL THE SHARES AT PRICES THEN ATTAINABLE, LESS ORDINARY BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS AS APPLICABLE.

SELLING STOCKHOLDERS AND ANY BROKER OR DEALER TO OR THROUGH WHOM ANY OF THE SHARES ARE SOLD MAY BE DEEMED TO BE UNDERWRITERS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 WITH RESPECT TO THE COMMON STOCK OFFERED AND ANY PROFITS REALIZED BY THE SELLING STOCKHOLDERS OR BROKERS OR DEALERS MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS. BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS, TAXES AND OTHER SELLING EXPENSES TO BE BORNE BY THE SELLING STOCKHOLDERS ARE NOT EXPECTED TO EXCEED NORMAL SELLING EXPENSES FOR SALES OVER-THE-COUNTER OR OTHERWISE, AS THE CASE MAY BE. THE REGISTRATION OF THE SHARES UNDER THE
SECURITIES ACT OF 1933 SHALL NOT BE DEEMED AN ADMISSION BY THE SELLING STOCKHOLDERS OR US THAT THE SELLING STOCKHOLDERS ARE UNDERWRITERS FOR PURPOSES OF THE SECURITIES ACT OF 1933 OF ANY SHARES OFFERED UNDER THIS PROSPECTUS.

                              PLAN OF DISTRIBUTION

     This prospectus covers 1,500,000 of our common stock. All of the shares offered are being sold by the selling stockholders. The Securities covered by this prospectus may be sold under Rule 144 instead of under this prospectus. We will realize no proceeds from the sale of the shares by the selling stockholders.

     The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders may sell the shares offered from time to time in transactions on one or more exchanges, in the over-the-counter market, in negotiated transactions, or a combination of methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. In addition, from time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith.

     From time to time the selling stockholders may pledge their shares with their brokers. Upon a default by the selling stockholders, the broker may offer and sell the pledge shares.

     The selling stockholders' sales may be effected by selling the shares to or through broker-dealers, and broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(a) (11) of the Securities Act and any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders will pay any transaction costs associated with effecting any sales that occur.

     In order to comply with the securities laws of states, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling stockholders.

     Any broker-dealer acquiring common stock offered may sell securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any sales may be at prices then prevailing on Nasdaq, at prices related to prevailing market prices or at negotiated prices to its customers or a combination of methods. In addition and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of Regulation M, which may limit the timing of the purchases and sales of shares of common stock by the selling stockholders.

     The selling stockholders is not restricted as to the price or prices at which it may sell its shares. Sales of these shares may have an adverse effect on market price of common stock. Moreover, the selling stockholders is not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of our common stock.

     We have agreed to pay all fees and expenses incident to the registration of the shares , except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the selling stockholders.

     This prospectus also may be used, with our consent, by donees or other transferees of the selling of the selling stockholders, or by other persons acquiring the common stock under circumstances requiring or making desirable the use of this prospectus for the offer and sale of shares.

                                  LEGAL MATTERS

     The validity of the shares will be passed upon for us by its counsel, Harry Winderman, Esq., Boca Raton, Florida.

                                     EXPERTS

     The financial statement of Westgate Acquisitions Corporation at September 30, 1999 appearing in this registration statement has been audited by Jack F. Burke, Jr., our independent auditor.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, we will file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60606-2511 upon payment of the fees prescribed by the Securities Exchange Commission. This material may also be viewed on the internet at http//www.sec.gov.

     We have also filed with the Securities Exchange Commission a Form SB-2 registration statement under the Securities Act of 1934 with respect to the shares offered by the selling stockholders listed in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement.

                         WESTGATE ACQUISITIONS CORPORATION
                          INDEX TO FINANCIAL STATEMENT
                                                                       Auditor's
                                                                       Page

Independent  Auditor's  Report                                               1

Balance  Sheet  as  of  September 15, 1999                                   2

Statement of Operations                                                      3

Statement of Stockholders' Equity                                            4

Statement of Cash Flows                                                      5

Notes  to  the  Financial  Statements                                        6

                                JACK F. BURKE, JR.
                           CERTIFIED PUBLIC ACCOUNTANT
                                 P. O. BOX 15728
                             HATTIESBURG, MS. 39404

                          REPORT OF INDEPENDENT AUDITOR

The  Board  of  Directors
Westgate Acquisitions Corporation
Salt  Lake  City,  Utah

I have audited the accompanying balance sheet of Westgate Acquisitions Corporation (A Development Stage Company) as of September 30, 1999 and the related statements of operations, stockholders' equity and cash flows for twenty-two days then ended. These financial statements are the responsibility of Westgate Acquisitions Corporation management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westgate Acquisitions Corporation, (Development Stage Company) as of September 30, 1999 and the results of its operations and its cash flows for the twenty-two days ended in conformity with generally accepted accounting principles.

The accompanying financial statements, have been prepared assuming the company will continue as a gong concern. As discussed Note 2 to the financial statements, the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company is a development stage company with no significant operating results to date. Unless the company is able to obtain significant outside financing, there is a substantial doubt about its ability to continue as a going concern. Management plans in regard to the matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Sincerely,



Jack  F.  Burke,  Jr.
October 1,  1999

WESTGATE ACQUISITIONS CORPORATION
A Development Stage Company
Balance Sheet
September 30, 1999

Assets
Current Assets
Cash in Bank                                            $     500
                                                        ----------
Total Current Assets                                    $     500
                                                        ==========

Current Liabilities
Total Current Liabilities                                       0
                                                        ----------
Total liabilities                                               0

Stockholders' Equity

Common Stock- 20,000,000 shares, par value
  $.0001 authorized, 1,500,000 shares issued                   15
Additional paid-in capital                                    485
Retained earnings                                               0
                                                        ----------
Total Stockholders' Equity                                    500
                                                        ----------
Total Liabilities and Stockholders' Equity              $     500
                                                        ==========




















     The Accompanying "Notes to Financial Statements" Are An Integral Part of
                           These Financial Statements

WESTGATE ACQUISITIONS CORPORATION
A Development Stage Company
Statement of Operations
Twenty-Two Days Ended September 30, 1999








Income                                  $       0

Expense                                         0
                                        ----------

Net Gain (Loss)                                 0
                                        ==========






























     The Accompanying "Notes to Financial Statements" Are An Integral Part of
                           These Financial Statements

WESTGATE ACQUISITIONS CORPORATION
A Development Stage Company
Analysis of Stockholders' Equity
Twenty-Two Days Ended September 30, 1999




                                                           Additional
                                                           Paid-in
Retained
                                     Common Stock          Capital
Earnings
                                     ------------          ----------        ---
------

1,500,000 shares common stock
  at $.00001 par issued September
  8, 1999                                  15                 485
-

Net Gain (Loss) for twenty-two days        -                   -
-
ended September 30, 1999                   -                   -
0
                                     ------------          ----------        ---
------

Balance September 30, 1999                 15              $  485             $
0
                                     ============          ==========
=========

















     The Accompanying "Notes to Financial Statements" Are An Integral Part of
                           These Financial Statements

WESTGATE ACQUISITIONS CORPORATION
A Development Stage Company
Statement of Cash Flows
Twenty-Two Days Ended September 30, 1999






Cash Flows from Operating Activities                           $          0

Cash Flows from Investing Activities                                      0

Cash Flows from Financing Activities
     Sale of Common Stock                                               500
                                                               -------------
     Net Cash Provided by Financing Activities                          500

Beginning Balance                                                         0
                                                               -------------

Ending Balance                                                          500
                                                               =============
























     The Accompanying "Notes to Financial Statements" Are An Integral Part of
                           These Financial Statements

                           WESTGATE ACQUISITIONS CORPORATION
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999



NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION - Westgate Acquisitions Corporation was formed on September 8, 1999. The company has not begun any operations.

CAPITAL  STOCK  -  Twenty Million (20,000,000) shares of common stock with a par
value  of  $.00001  was  authorized  and  one  million   five  hundred  thousand
(1,500,000)  shares  were  issued  for  Five  Hundred  dollars  ($500).

NOTE  2  -  GOING  CONCERN

The company' s financial statements have been presented on the basis that its a going concern which contemplated the realization of assets and the liquidation of liabilities in the normal course of business operations. The company is in the development stage and has not realized any revenues from operations. The company s ability to continue as a going concern is dependent on its ability to develop additional source, of capital or locate a merger candidate and ultimately achieve profitable operating. The accompanying financial statements do not include any adjustment that might result from the outcome of these uncertainties. Management is seeking additional capital which would enable the company to began operating.

NOTE  3  -  DEVELOPMENT  STAGE  COMPANY

The company is considered a development stage company as it is dormant and planned principal operations have not developed.

PART  II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item  24.  Indemnification  of  Directors  and  Officers.

     Nevada General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Nevada corporate law or obtained an improper personal benefit. The Registrant has limited the liability of its directors for money damages in Article VIII of its Bylaws which reads as follows:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under applicable Corporation Law; or (iv) any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Corporation Law is hereafter amended to authorize further elimination or a limitation on the liability of a director of a corporation, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Corporation Law, as so amended.

     Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or (ii) amendment to the Corporation Law of Nevada
(unless statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of repeal or modification with respect to any acts or omissions occurring either before or after repeal or modification, of a person serving as a director at the time of repeal or modification.

     Nevada Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant has provided for indemnification of directors, officers, employees and agents in Article VII of its Bylaws, which reads as follows:

The Corporation shall indemnify, and advance expenses to, its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of the Corporation, to the maximum extent permitted, and in the manner provided by, Nevada Corporation Law, as amended, or any successor provisions, and shall have power to make any other or further indemnity permitted under the laws of the State of Nevada. The indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of a person. Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or
(i) amendment to the Corporation  Law of Nevada  (unless  statutory  amendment
(ii) specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of repeal or modification with respect to any acts or omissions occurring either before or after repeal or modification, of a person serving as a director at the time of repeal or modification.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

     The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling stockholders:

Registration  Statement
Filing  Fee                         $         42.00
Legal  Fees  and  Expenses                10,000.00
Accounting  fees  and  expenses            3,000.00
Miscellaneous                              1,000.00
                                         -----------
Total                                    $14,042.00

ITEM  26.    RECENT  SALES  OF  UNREGISTERED  SECURITIES

         During the past three years, the following securities were sold by us without registration under the Securities Act. Except as otherwise indicated, the securities were sold by in reliance upon the exemption provided by Section 4
(2) of the Securities Act, among others, on the basis that transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide:


Geoffery Williams                 600,000*
Edward  Cowle                     600,000*
David Miller                      284,000*
Behan,  Tom                           400*
Benson,  Brett                        400*
Dansby,  Robert                       400*
Dell,  Jill                           400*
Dempsey,  Bob                         400*
Griffin,  Don                         400*
Juliano,  Jo                          400*

Juliano,  John  S.                    400*
Kelly,  Rose  Mary                    400*
Mancini,  Robyn                       400*
Miller,  Dale                         400*
Miller,  Dave                         400*
Miller,  Jean                         400*
Ott,  Bernadette                      400*
Patterson,  Janis                     400*
Price,  John                          400*
Ruzicka,  Andrea                      400*
Ruzicka,  Jim                         400*
Smith,  Rocky                         400*
Snow,  Jeannnie                       400*
Snow,  Michelle                       400*
Snow,  Ron                            400*
Walker,  Tom                          400*
Walter,  Sharon                       400*
Wells,  Pete                          400*
Wheeler,  Haley                       400*
Wheeler,  Scott                       400*
Wheeler,  Tonya                       400*
Wilkins,  Laura                       400*
Wilkins,  Sandra                      400*
Williams,  Dave                       400*
Williams,  Nate                       400*
Winderman,  Harry                   3,000*

*Either purchased at par value or received for services provided to the Company on September 30, 1999.




Item  27.  Exhibits  and  Financial  Statement  Schedules.

(a)      Exhibits:
*3.1   Certificate  of  Incorporation  of  Westgate Acquisitions Corporation
*3.2   Bylaws  of  Westgate Acquisitions Corporation
*4.1   Specimen  common  stock  certificate.
*23.1  Consent  of  Jack  F.  Burke,  Jr
*23.2  Consent  of  Harry  Winderman,  Esq.
*27.0  Financial Data Schedule

*         Included  herein.

ITEM  28.    UNDERTAKINGS.

The  undersigned  registrant  undertakes:

(1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1993;

     (ii)   Reflect  in  the   prospectus  any  facts  or  events  which,
individually or together, represent a fundamental change in the information in the registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and in the offering of securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expense incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida, on the 30th day of September, 1999.

     WESTGATE ACQUISITIONS CORPORATION

     By:/s/  Edward Cowle
     --------------------------
Edward Cowle,  President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                       DATE

_______________________          Chairman  of  the  Board    SEPTEMBER 30, 1999
Geoffery Williams

_______________________          President,  Chief           SEPTEMBER 30, 1999
Edward  Cowle                    Executive  Officer
                                 Chief Financial Officer
                                 Director

_______________________          Director                    SEPTEMBER 30, 1999
David Miller